Exhibit 2.1
EXECUTION VERSION
ASML HOLDING N.V.
EUR 600,000,000 5.75% NOTES DUE 2017

FISCAL AGENCY AGREEMENT

THIS AGREEMENT is made on 13 June 2007
BETWEEN
(1)	ASML HOLDING N.V., a Netherlands public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) with corporate seat in Veldhoven, The Netherlands (the “Issuer”);

(2)	DEUTSCHE BANK AG, LONDON BRANCH as fiscal agent (the “Fiscal Agent”); and

(3)	DEUTSCHE BANK LUXEMBOURG S.A. as Luxembourg listing and paying agent (together with the Fiscal Agent, the “Paying Agents”).
WHEREAS
(A)	The Issuer has authorised the creation and issue of EUR 600,000,000 in aggregate principal amount of 5.75 per cent. Notes due 2017 (the “Notes”).
(B)	The Notes will be in bearer form and in the denominations of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000. The Notes will initially be in the form of a temporary global note (the “Temporary Global Note”), interests in which will be exchangeable for interests in a permanent global note (the “Permanent Global Note”) in the circumstances specified in the Temporary Global Note. The Permanent Global Note will in turn be exchangeable for notes in definitive form (“Definitive Notes”), with interest coupons (“Coupons”) attached, only in certain limited circumstances specified in the Permanent Global Note.
(C)	The Issuer and the Paying Agents wish to record certain arrangements which they have made in relation to the Notes.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Agreement the following expressions have the following meanings:

“Auditors” means the auditors at the time of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of this Agreement and/or the Conditions, such other independent firm of accountants as may be selected by the Issuer;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg;

“Conditions” means the Terms and Conditions of the Notes (as set forth as Schedule 4 to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“EUR” and “euro” denote the lawful currency of the Member States of the European Union participating in the economic and monetary union pursuant to the Treaty establishing the European Community, as amended;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Exchange Date” means the date on or after the day following the expiry of 40 days after the issue of the Notes and no later than 180 days after the issue of the Temporary Global Note;

“Fiscal Agent” and “Paying Agents” have the meanings set forth in the recitals and include any successors thereto appointed from time to time in accordance with Clause 11 (Changes in Paying Agents) and “Paying Agent” means any one of the Paying Agents;

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

“Local Time” means the time in the city in which the Fiscal Agent has its Specified Office;

“Material Subsidiary” of the Issuer means at any time a Subsidiary of the Issuer:
(a)	whose gross revenues attributable to the Issuer (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than five per cent. of the consolidated gross revenues of the Issuer and its Subsidiaries taken as a whole attributable to the shareholders of the Issuer, or, as the case may be, consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries, provided that:
(i)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts relate, the reference to the then latest audited consolidated accounts of the Issuer and its Subsidiaries taken as a whole for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as stated above, be deemed to be a reference to the then latest audited consolidated accounts of the Issuer and its Subsidiaries taken as a whole as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Auditors of the Issuer; and

(ii)	if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated gross revenues attributable to the Issuer and consolidated total assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by the Issuer; or
(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Material Subsidiary of the Issuer, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary of the Issuer and the transferee Subsidiary shall cease to be a Material Subsidiary of the Issuer pursuant to this subparagraph (b) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period in which such transfer is made have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary of the Issuer on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or before, on or at any time after such date by virtue of the provisions of this subparagraph (b) or subparagraph (c) below; or

(c)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, generated gross revenues attributable to the Issuer equal to) not less than five per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or represent (or, in the case stated above, are equal to) not less than five per cent. of the consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a) above, provided that the transferor Subsidiary (if a Material Subsidiary of the Issuer) shall upon such transfer forthwith cease to be a Material Subsidiary of the Issuer unless immediately following such transfer its undertaking and assets generated (or, in the case stated above, generated gross revenues attributable to the Issuer equal to) not less than five per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or its assets represent (or, in the case stated above, are equal to) not less than five per cent. of the consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a) above, and the transferee Subsidiary shall cease to be a Material Subsidiary of the Issuer pursuant to this subparagraph (c) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period in which such transfer is made have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary of the Issuer on or at any time after the date on which such consolidated accounts have been prepared and audited as stated above by virtue of the provisions of subparagraph (a) above or before, on or at any time after such date by virtue of the provisions of this subparagraph (c) or subparagraph (b) above.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated accounts of the Issuer and its Subsidiaries for the most recent or prior fiscal year, references thereto herein shall be deemed to refer to a consolidation by the Issuer of the relevant audited accounts of the Issuer and its Subsidiaries.

A report of the Issuer signed by two managing directors that in its opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Noteholders” means the holders of the Notes for the time being;

“Put Option Notice” means a notice of exercise relating to the put option described in Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control), substantially in the form set out in the Schedule 6 (Form of Put Option Notice) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Paying Agent;

“Put Option Receipt” means a receipt delivered by a Paying Agent in relation to a Definitive Note which is the subject of a Put Option Notice, substantially in the form set out in Schedule 7 (Form of Put Option Receipt) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Paying Agent;

“Replacement Agent” means the Fiscal Agent;

“Required Paying Agent” means any Paying Agent (which may be the Fiscal Agent) which is the sole remaining Paying Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent;

“Specified Office” means, in relation to any Paying Agent:
(a)	the office specified against its name in the Schedule 8(Specified Offices of the Paying Agents); or

(b)	such other office as such Paying Agent may specify in accordance with Clause 11.8 (Changes in Specified Offices);
     “Stock Exchange” means the Euro MTF Market of the Luxembourg Stock Exchange.
1.2	Meaning of outstanding

For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be “outstanding” unless one or more of the following events has occurred:
1.2.1	it has been redeemed in full, or purchased under Condition 5(e) (Redemption and Purchase — Purchase), and in either case has been cancelled in accordance with Condition 5(f) (Redemption and Purchase — Cancellation);

1.2.2	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment;

1.2.3	all claims for principal and interest in respect of such Note have become void under Condition 9 (Prescription);

1.2.4	it has been mutilated or defaced, or is alleged to have been lost, stolen or destroyed, and has been replaced pursuant to Condition 10 (Replacement of Notes and Coupons); or

1.2.5	for the purposes of Schedule 5 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer;

Provided, however, that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) Condition 12 (Meetings of Noteholders; Modification) and Schedule 5 (Provisions for Meetings of Noteholders), those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.
1.3	Clauses and Schedules

Any reference in this Agreement to a Clause, sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.4	Principal and interest

In this Agreement, any reference to principal includes premium and any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.5	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.6	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE PAYING AGENTS

2.1	Appointment

The Issuer appoints each Paying Agent as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Paying Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement.

2.3	Obligations of the Paying Agents

The obligations of the Paying Agents under this Agreement shall be several and not joint.

3.	THE NOTES

3.1	Temporary Global Note

The Temporary Global Note shall:
3.1.1	be in substantially the form set out in Schedule 1 (Form of Temporary Global Note); and

3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent.
3.2	Permanent Global Note

The Permanent Global Note shall:
3.2.1	be in substantially the form set out in Schedule 2 (Form of Permanent Global Note); and

3.2.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent.
3.3	Definitive Notes

Each Definitive Note shall:
3.3.1	be in substantially the form set out in Schedule 3 (Form of Definitive Note and Coupon) and have attached to it Coupons in substantially the form set out therein;

3.3.2	be security printed in accordance with all applicable legal and stock exchange requirements;

3.3.3	have a unique certificate number printed thereon;

3.3.4	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent; and

3.3.5	otherwise be substantially in accordance with the format from time to time specified by the International Primary Market Association or any successor body thereto.
3.4	Signatures

Any signature on a Note shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note is delivered.

3.5	Availability

The Issuer shall arrange for the unauthenticated Permanent Global Note to be made available to or to the order of the Fiscal Agent not later than 10 days before the Exchange Date. If the Issuer is required to deliver Definitive Notes pursuant to the terms of the Permanent Global Note, the Issuer shall arrange for unauthenticated Definitive Notes in aggregate principal amount equal to the principal amount of the Permanent Global Note at that time to be made available to or to the order of the Fiscal Agent as soon as practicable and in any event not later than 30 days after the bearer of the Permanent Global Note has requested its exchange for Definitive Notes. The Issuer shall also arrange for such unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons as are required to enable the Replacement Agent to perform its obligations under Clause 5 (Replacement Notes and Coupons) to be made available to or to the order of the Replacement Agent from time to time.

3.6	Duties of Fiscal Agent and Replacement Agent

Each of the Fiscal Agent and the Replacement Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered to it in accordance with Clause 3.5 (Availability) and shall ensure that they are authenticated (in the case of Temporary Global Notes, Permanent Global Notes and Definitive Notes) and delivered only in accordance with the terms hereof, the Temporary Global Note or (as the case may be) the Permanent Global Note.

3.7	Authority to authenticate

Each of the Fiscal Agent and the Replacement Agent is authorised by the Issuer to authenticate the Temporary Global Note, the Permanent Global Note, any replacement therefor and each Definitive Note by the signature of any of its officers or any other person duly authorised for the purpose by the Fiscal Agent or (as the case may be) the Replacement Agent.

4.	DELIVERY OF PERMANENT GLOBAL NOTE AND DEFINITIVE NOTES

4.1	Delivery of Permanent Global Note

Subject to receipt by the Fiscal Agent of the Permanent Global Note in accordance with Clause 3.5 (Availability), the Fiscal Agent shall, against presentation or (as the case may be) surrender to it or to its order of the Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of the Temporary Global Note the Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, procure that such aggregate principal amount is noted in the schedule to the Permanent Global Note as provided in

Clause 4.2 (Exchange of Interests in Temporary Global Note and Permanent Global Note) and procure the signature of such notation on its behalf.

4.2	Exchange of Interests in Temporary Global Note and Permanent Global Note

On each occasion on which the Permanent Global Note is delivered pursuant to Clause 4.1 (Delivery of Permanent Global Note) or a further exchange of interests in the Temporary Global Note for interests in the Permanent Global Note is made, the Fiscal Agent shall procure that there is noted in the respective schedules to the Temporary Global Note and the Permanent Global Note the aggregate principal amount of interests in the Permanent Global Note so delivered or exchanged (the “relevant principal amount”), the new aggregate principal amount of the Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount) and the remaining principal amount of the Temporary Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of each such notation on its behalf. The Fiscal Agent shall cancel or procure the cancellation of the Temporary Global Note when and if it has made full exchange thereof for interests in the Permanent Global Note.

4.3	Delivery of Definitive Notes

Subject to receipt by the Fiscal Agent of Definitive Notes in accordance with Clause 3.5 (Availability), the Fiscal Agent shall, against presentation or (as the case may be) surrender to it or to its order of the Permanent Global Note and in accordance with the terms thereof, authenticate and deliver Definitive Notes in the required aggregate principal amount to the bearer of the Permanent Global Note; provided, however, that each Definitive Note shall at the time of its delivery have attached thereto only such Coupons as are necessary to reflect interest payments payable on the Notes through the scheduled redemption set forth in Condition 5(a) (Scheduled redemption).

4.4	Exchange of Permanent Global Note for Definitive Notes

On each occasion on which Definitive Notes are delivered in exchange for the Permanent Global Note, the Fiscal Agent shall procure that there is noted in the schedule to the Permanent Global Note the aggregate principal amount of Definitive Notes so delivered (the “relevant principal amount”) and the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of such notation on its behalf. The Fiscal Agent shall cancel or procure the cancellation of the Permanent Global Note when and if it has made full exchange thereof for Definitive Notes.

5.	REPLACEMENT NOTES AND COUPONS

5.1	Delivery of Replacements

Subject to receipt of sufficient replacement Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons in accordance with Clause 3.5 (Availability), the Replacement Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate (if necessary) and deliver a

Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, that the Replacement Agent shall not deliver any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon until the applicant has furnished the Replacement Agent with such evidence, security and indemnity as the Issuer and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.
5.2	Replacements to be numbered

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon delivered under this Agreement shall bear a unique certificate or (as the case may be) serial number.

5.3	Cancellation of mutilated or defaced Notes

The Replacement Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it in respect of which a replacement has been delivered.

5.4	Notification

The Replacement Agent shall notify the Issuer and each other Paying Agent of the delivery by it of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, specifying the certificate or serial number thereof and the certificate or serial number (if any and if known) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces and confirming that the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 8.8 (Destruction).

6.	PAYMENTS TO THE FISCAL AGENT

6.1	Issuer to pay Fiscal Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Fiscal Agent, on the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

6.2	Manner and time of payment

Each amount payable under Clause 6.1 (Issuer to pay Fiscal Agent) shall be paid unconditionally by credit transfer in EUR and in same day, freely transferable, cleared funds not later than 10.00 a.m. (Local Time) on the relevant day to such account with such bank as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 6.1 (Issuer to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

6.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 6 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:
6.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

6.3.2	it shall not be liable to any person for interest thereon.
6.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 7 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in EUR to such account with such bank as the Issuer has by notice to the Fiscal Agent specified for the purpose. No money held by any of the Paying Agents needs to be segregated except as required by law.

6.5	Failure to confirm payment instructions

If the Fiscal Agent has not, by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 6.1 (Issuer to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 6.2 (Manner and time of payment), it shall forthwith notify the Issuer and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer and the other Paying Agents.

7.	PAYMENTS TO NOTEHOLDERS

7.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office outside the United States shall make payments of principal and interest in respect of the Notes in accordance with the Conditions (and, in the case of the Temporary Global Note or the Permanent Global Note, the terms thereof); provided, however, that:
7.1.1	if any Definitive Note or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;
7.1.2	a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:
(a)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 6.1 (Issuer to pay Fiscal Agent); or

(b)	in the case of any other Paying Agent:
(i)	it has been notified in accordance with Clause 6.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 6.1 (Issuer to pay Fiscal Agent);
7.1.3	each Paying Agent shall cancel each Definitive Note or Coupon against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Fiscal Agent, deliver each Definitive Note or Coupon so cancelled by it to, or to the order of, the Fiscal Agent;

7.1.4	in the case of payment of principal or interest against presentation of the Temporary Global Note or the Permanent Global Note, the relevant Paying Agent shall procure that there is noted in the schedule to the Temporary Global Note or (as the case may be) the Permanent Global Note the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the amount of principal then paid) and shall procure the signature of such notation on its behalf;

7.1.5	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted; and

7.1.6	notwithstanding any other provision of this Agreement, each Paying Agent shall make payments of principal, interest and any other payment in respect of the Notes only through its Specified Office outside of the United States, and such payments shall be made only outside the United States and its possessions. As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” including Puerto

Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
7.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 7.1 (Payments by Paying Agents):
7.3.1	it shall notify the Fiscal Agent of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon against presentation or surrender of which payment of principal was made, or of the Temporary Global Note, Permanent Global Note or Definitive Note against presentation or surrender of which payment of interest was made, and the number of Coupons by maturity against presentation or surrender of which payment of interest was made; and

7.3.2	subject to and to the extent of compliance by the Issuer with Clause 6.1 (Issuer to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 6.1 (Issuer to pay Fiscal Agent), by credit transfer in EUR and in same day, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.
7.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 7.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 (Issuer to pay Fiscal Agent) an amount equal to the amount so paid by it.

7.5	Reimbursement by Issuer

Subject to sub-clauses 7.1.1 and 7.1.2 (Payments by Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 6.1 (Issuer to pay Fiscal Agent) and the Fiscal Agent is not able out of funds received by it under Clause 6.1 (Issuer to pay Fiscal Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 7.3 (Reimbursement by the Fiscal Agent) or appropriation under Clause 7.4 (Appropriation by the Fiscal Agent), the Issuer shall from time to time on demand pay to the Fiscal Agent for account of such Paying Agent:

7.5.1	the amount so paid out by such Paying Agent and not so reimbursed to it; and

7.5.2	an amount sufficient to indemnify such Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount;
provided, however, that any payment made under sub-clause 7.5.1 shall satisfy pro tanto the obligations of the Issuer or under Clause 6.1 (Issuer to pay Fiscal Agent).
7.6	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and date of such payment.

8.	MISCELLANEOUS DUTIES OF THE PAYING AGENTS

8.1	Records

The Fiscal Agent shall:
8.1.1	maintain a record of the Temporary Global Note and the Permanent Global Note and all Definitive Notes and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of the Temporary Global Note, exchanges of interests thereof for interests in the Permanent Global Note and, in the case of the Permanent Global Note, exchanges thereof for Definitive Notes); provided, however, that no record need be maintained of the serial numbers of Coupons, save for the serial numbers of Coupons for which replacements have been issued under Clause 5 (Replacement Notes, and Coupons) and unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Notes and for any subsequent payments against such Coupons;

8.1.2	maintain a record of all certifications received by it in accordance with Clause 8.3 (Certifications) or the provisions of the Temporary Global Note and all confirmations received by it in accordance with Clause 8.4 (Cancellation); and

8.1.3	make such records available for inspection at all reasonable times by the Issuer and the other Paying Agents.
8.2	Information from Paying Agents

The Paying Agents shall make available to the Fiscal Agent such information as is reasonably required for the maintenance of the records referred to in Clause 8.1 (Records).

8.3	Certifications

Each Paying Agent shall promptly copy to the Issuer and, in the case of a Paying Agent other than the Fiscal Agent, the Fiscal Agent any certification received by it in accordance with the provisions of the Temporary Global Note.

8.4	Cancellation

The Issuer may from time to time deliver to the Fiscal Agent Definitive Notes and unmatured Coupons relating thereto for cancellation, whereupon the Fiscal Agent shall cancel such Definitive Notes and Coupons. In addition, the Issuer may from time to time procure the delivery to the Fiscal Agent of Temporary Global Note or the Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Notes having such aggregate principal amount may be cancelled), whereupon the Fiscal Agent shall procure that there is noted on the schedule to the Temporary Global Note or (as the case may be) the Permanent Global Note the aggregate principal amount of Notes so cancelled and the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf.

8.5	Definitive Notes and Coupons in issue

As soon as practicable (and in any event within three months) after each interest payment date in relation to the Notes, after each date on which Notes are cancelled in accordance with Clause 8.4 (Cancellation) and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Fiscal Agent shall notify the Issuer and the other Paying Agents (on the basis of the information available to it) of the number of any Definitive Notes or Coupons against surrender of which payment has been made and of the number of any Definitive Notes or (as the case may be) Coupons which have not yet been surrendered for payment.

8.6	Forwarding of communications

The Fiscal Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by the Fiscal Agent.

8.7	Publication of notices

The Fiscal Agent shall, upon and in accordance with instructions of the Issuer received at least 7 days before the proposed publication date, arrange for the publication of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Paying Agent, Euroclear, Clearstream, Luxembourg and any competent authority and stock exchange by which the Notes have been admitted to listing.

8.8	Destruction

The Fiscal Agent may destroy the Temporary Global Note following its cancellation in accordance with Clause 4.2 (Exchange of Interests in Temporary Global Note and Permanent Global Note) and the Permanent Global Note following its cancellation in accordance with Clause 4.4 (Exchange of Permanent Global Note for Definitive Notes) and the Temporary Global Note and the Permanent Global Note and each Definitive Note or Coupon delivered to or cancelled by it in accordance with sub-clause 7.1.3

(Payments by Paying Agents) or cancelled by it in accordance with Clause 5.3 (Cancellation of mutilated or defaced Notes) or Clause 8.4 (Cancellation), in which case it shall furnish the Issuer with a certificate of destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note or (as the case may be) the Permanent Global Note or Definitive Notes and the number of Coupons so destroyed.

8.9	Documents available for inspection

The Issuer shall provide to each Paying Agent:
8.9.1	conformed copies of this Agreement;

8.9.2	if the provisions of Condition 5(b) (Redemption for taxation reasons) become relevant in relation to the Notes, the documents contemplated under Condition 5(b) (Redemption for taxation reasons); and

8.9.3	such other documents as may from time to time be required by the Stock Exchange to be made available at the Specified Office of the Paying Agent having its Specified Office in Luxembourg.
Each of the Paying Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.
8.10	Voting Certificates and Block Voting Instructions

Each Paying Agent shall, at the request of any Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 5 (Provisions for Meetings of the Noteholders) (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Issuer, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

8.11	Exercise of put option

Each Paying Agent shall make available to Noteholders during the period specified in Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control) for the deposit of Put Option Notices forms of Put Option Notice upon request during usual business hours at its Specified Office. Upon receipt by a Paying Agent of a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Definitive Notes, such Definitive Notes in accordance with Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control), such Paying Agent shall notify the Issuer and (in the case of a Paying Agent other than the Fiscal Agent) the Fiscal Agent thereof indicating the certificate or serial numbers (if any) and principal amount of the Notes in respect of which the Put Option is exercised. Any such Paying Agent with which a Definitive Note is deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder and shall hold such Definitive Note on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release

it) until the relevant Put Settlement Date for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 7 (Payments to Noteholders) and pay such amounts in accordance with the directions of the Noteholder contained in the Put Option Notice; provided, however, that if, prior to the Put Settlement Date, such Definitive Note becomes immediately due and payable or upon due presentation of such Definitive Note payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Definitive Note is held by a Paying Agent in accordance with the preceding sentence, the depositor of the relevant Definitive Note, and not the relevant Paying Agent, shall be deemed to be the bearer of such Definitive Note for all purposes. Any Paying Agent which receives a Put Option Notice in respect of Notes represented by the Permanent Global Note shall make payment of the relevant redemption moneys and interest accrued to the Put Settlement Date in accordance with the Conditions, Clause 7 (Payments to Noteholders) and the terms of the Permanent Global Note.
9.	FEES AND EXPENSES

9.1	Fees

The Issuer shall pay to the Fiscal Agent for the account of the Paying Agents such fees as have been agreed between the Issuer and the Fiscal Agent in respect of the services of the Paying Agents hereunder (plus any applicable value added tax). The Issuer shall not be concerned with the apportionment of payment among the Paying Agents.

9.2	Front-end expenses

The Issuer shall reimburse each Paying Agent for all reasonable expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax) promptly upon receipt from such Paying Agent of notification of the amount of such expense together with the relevant invoices and / or receipts, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees).

9.3	Taxes

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer shall indemnify each Paying Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Netherlands or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Paying Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

9.4	No Expense

The Paying Agents are not under any obligation to take any action under this Agreement which may involve them in any expense or liability, the payment of which within a reasonable time is not, in their opinion, assured to it.

10.	TERMS OF APPOINTMENT

10.1	Rights and powers

Each Paying Agent may, in connection with its services hereunder:
10.1.1	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 7.1.1 (Payments by Paying Agents), treat the holder of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as its absolute owner for all purposes and make payments thereon accordingly;

10.1.2	assume that the terms of the Temporary Global Note, the Permanent Global Note and each Definitive Note and Coupon as issued are as set forth in Schedule 4 hereto;

10.1.3	refer any question relating to the ownership of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;

10.1.4	rely upon the terms of any notice, communication or other document believed by it to be genuine; and

10.1.5	engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).
10.2	Extent of duties

Each Paying Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Paying Agent shall:

10.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer; or

10.2.2	be responsible for or liable in respect of the legality, validity or enforceability of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or any act or omission of any other person (including, without limitation, any other Paying Agent).
10.3	Freedom to transact

Each Paying Agent may purchase, hold and dispose of Notes and Coupons and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of Notes or Coupons or with any other person in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes.

10.4	Indemnity in favour of the Paying Agents

The Issuer shall indemnify each Paying Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which it incurs, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees) and otherwise than by reason of its own gross negligence or wilful misconduct, default or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer in relation to the Notes.

10.5	Survival

The indemnity set out in Clause 10.4 (Indemnity in favour of the Paying Agents) above shall survive termination or expiry of this Agreement.

11.	CHANGES IN PAYING AGENTS

11.1	Resignation

Any Paying Agent may resign its appointment upon not less than 30 days’ notice to the Issuer (with a copy, in the case of a Paying Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:
11.1.1	if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

11.1.2	in the case of the Fiscal Agent or a Required Paying Agent, such resignation shall not take effect until a successor has been duly appointed pursuant to Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.2	Revocation

The Issuer may revoke its appointment of any Paying Agent by not less than 30 days’ notice to such Paying Agent (with a copy, in the case of a Paying Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that, in the case of the Fiscal Agent or any Required Paying Agent, such revocation shall not take effect until a successor has been duly appointed pursuant to Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.3	Automatic termination

The appointment of any Paying Agent shall terminate forthwith if (a) such Paying Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Paying Agent, (c) such Paying Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Paying Agent or the whole or substantially all of the undertaking, assets and revenues of such Paying Agent is appointed (or application for any such appointment is made), (e) such Paying Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Paying Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Fiscal Agent or any Required Paying Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 11.4 (Additional and successor agents).

11.4	Additional and successor agents

The Issuer may appoint a successor fiscal agent and additional or successor paying agents and shall forthwith give notice of any such appointment to the continuing Paying Agents and the Noteholders, whereupon the Issuer, the continuing Paying Agents and the additional or successor fiscal agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.5	Paying Agents may appoint successors

If the Fiscal Agent or any Required Paying Agent gives notice of its resignation in accordance with Clause 11.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 11.4 (Additional and successor agents), the Fiscal Agent or (as the case may be) Required Paying Agent may itself, following such consultation with the Issuer to the extent practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Paying Agents and the Noteholders, whereupon the Issuer, the remaining Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6	Release

Upon any resignation or revocation taking effect under Clause 11.1 (Resignation) or 11.2 (Revocation) or any termination taking effect under Clause 11.3 (Automatic termination), the relevant Paying Agent shall:
11.6.1	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 9.3 (Taxes), Clause 10 (Terms of Appointment) and Clause 11 (Changes in Paying Agents));

11.6.2	in the case of the Fiscal Agent, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Fiscal Agent, of the records maintained by it in accordance with Clause 8.1 (Records); and

11.6.3	forthwith (upon payment to it of any amount due to it in accordance with Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 8.9 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.
11.7	Merger

Any legal entity into which any Paying Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Paying Agent is a party shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by applicable law, be the successor to such Paying Agent without any further formality, unless otherwise required by the Issuer, whereupon the Issuer, the other Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the other Paying Agents and the Noteholders.

11.8	Changes in Specified Offices

If any Paying Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Paying Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Paying Agent is to terminate pursuant to any of the foregoing provisions of this Clause 11 (Changes in Paying Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

12.	NOTICES

12.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by letter or fax) and shall be sent as follows:
12.1.1	if to the Issuer, to it at:

ASML Holding N.V.

De Run 6501

5504 DR Veldhoven

The Netherlands

Fax: +31 40 268 6221

Attention: Radboud Breukers

12.1.2	if to a Paying Agent, to it at the address or fax number specified against its name in Schedule 8 (Specified Offices of the Paying Agents) (or, in the case of a Paying Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;
or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.
12.2	Effectiveness

Every notice or communication sent in accordance with Clause 12.1 (Addresses for notices) shall be effective, if sent by letter or fax, upon receipt by the addressee provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

12.3	Notices to Noteholders

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; provided, however, that, so long as all the Notes are represented by the Temporary Global Note or the Permanent Global Note, notices to Noteholders shall be given in accordance with the terms of the Temporary Global Note and/or the Permanent Global Note.

12.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

13.	LAW AND JURISDICTION

13.1	Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, the laws of The Netherlands.

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof..

13.2	Jurisdiction

The Issuer agrees for the benefit of the Paying Agents that the courts of Amsterdam, The Netherlands are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising thereout or in connection therewith (together referred to as “Proceedings”) may be brought in the courts of The Netherlands.

The Issuer irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of Amsterdam, The Netherlands and any claim that any Proceedings have been brought in an inconvenient forum and has further irrevocably and unconditionally agreed that a judgment in any Proceedings brought in the courts of The Netherlands shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction.

The submission to the jurisdiction of the courts of The Netherlands referred to above shall not (and shall not be construed so as to) limit the right of any Paying Agent to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

14.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1
FORM OF TEMPORARY GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75 % Notes due 2017
TEMPORARY GLOBAL NOTE
1.	INTRODUCTION

This Temporary Global Note is issued in respect of the EUR 600,000,000 5.75% Notes due 2017 (the “Notes”) of ASML Holding N.V., a Netherlands public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) with corporate seat in Veldhoven, The Netherlands (the “Issuer”). The Notes are the subject of a fiscal agency agreement dated 13 June 2007 (as amended or supplemented from time to time, the “Fiscal Agency Agreement”) and made between the Issuer, Deutsche Bank AG London Branch as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes).

2.	REFERENCES TO CONDITIONS

Any reference herein to the “Conditions” is to the terms and conditions of the Notes set forth as Schedule 4 to this Temporary Global Note and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3.	PROMISE TO PAY

3.1	Pay to Bearer

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of
EUR 600,000,000
(six hundred million euros)
(as such amount may be reduced pursuant to paragraph 3.2)

on 13 June 2017 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:
3.1.1	in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Fiscal Agent; or

3.1.2	in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.
3.2	Principal Amount

The principal amount of Notes represented by this Temporary Global Note shall be the amount stated in paragraph 3.1 (Pay to Bearer) above or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).

4.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.	EXCHANGE

On or after the day following the expiry of 40 days after the date of issue of this Global Note and no later than 180 days after the issue of this Temporary Global Note (the “Exchange Date”), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the “Permanent Global Note”) in substantially the form set out in the Schedule 2 (Form of Permanent Global Note) to the Fiscal Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Fiscal Agent; and

5.2	receipt by the Fiscal Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg in accordance with paragraph 5.1 dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto on the basis of the certifications received by Euroclear and/or Clearstream, Luxembourg in substantially the form set out in Schedule 2 (Form of Accountholder’s Certification).

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Fiscal Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

6.	WRITING DOWN

On each occasion on which:

6.1	the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Global Note; or

6.2	Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 5(f) (Redemption and Purchase — Cancellation),

the Issuer shall procure that (a) the principal amount of Notes represented by the Permanent Global Note, so delivered, or the principal amount of such increase shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and (b) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (a)) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered.

7.	PAYMENTS

7.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid.

7.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in the Schedule 3 (Form of Definitive Note) to the Fiscal Agency Agreement and the related interest coupons.

9.	NOTICES

Notwithstanding Condition 14 (Notices), while all of the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 14 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg, except that so long as the Notes are admitted to trading on the Luxembourg Stock Exchange and it is a requirement of applicable law or regulations, such notices shall be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg d’Wort or published on the website of the Luxemburg Stock Exchange (www.bourse.lu)).

10.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG London Branch as fiscal agent.

11.	GOVERNING LAW

This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands.

Articles 229(e) to 229(k) of The Netherlands’ Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.
AS WITNESS the manual signature of a duly authorised person on behalf of the Issuer.

ASML HOLDING N.V.

By:

(duly authorised)

ISSUED on 13 June 2007
AUTHENTICATED for and on behalf of
DEUTSCHE BANK AG LONDON BRANCH
as fiscal agent
without recourse, warranty or liability

By:

(duly authorised)

Schedule One to the Temporary Global Note
PAYMENTS, EXCHANGE AND CANCELLATION OF NOTES

Principal amount
of Permanent
Global Note
		then delivered or		Remaining
Date of		by which	Aggregate	principal amount
payment,	Amount of	Permanent	principal amount	of this
delivery or	interest then	Global Note	of Notes then	Temporary	Authorised
cancellation	paid	then increased	cancelled	Global Note	Signature

Schedule Two to the Temporary Global Note
FORM OF ACCOUNTHOLDER’S CERTIFICATION
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75 % Notes due 2017
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to EUR [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
We understand that this certification is required in connection with certain tax laws. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [               ]
[name of account holder]
as, or as agent for,

the beneficial owner(s) of the Securities
to which this certificate relates.

By:

Authorised signatory

Schedule Three to the Temporary Global Note
FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG CERTIFICATION
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75 % Notes due 2017
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount of 5.75% Notes due 2017 (the “Notes”) of ASML Holding N.V. set forth below (our “Member Organisations”) substantially to the effect set forth in the Temporary Global Note issued in respect of the Notes, as of the date hereof, EUR [amount] principal amount of the Notes (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Note excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
As used herein, “United States” means the United States of America (including the States and the District Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We understand that this certification is required in connection with certain tax laws. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [               ]
Euroclear Bank S.A./N.V.
as operator of the Euroclear System
or
Clearstream Banking, société anonyme, Luxembourg

By:

Authorised signatory

Schedule Four to the Temporary Global Note
TERMS AND CONDITIONS OF THE NOTES
[to be inserted from Schedule 4 of the Fiscal Agency Agreement]

SCHEDULE 2
FORM OF PERMANENT GLOBAL NOTE
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75 % Notes due 13 June 2017
PERMANENT GLOBAL NOTE
1.	INTRODUCTION
This Global Note is issued in respect of the EUR 600,000,000 5.75% Notes due 2017 (the “Notes”) of ASML Holding N.V., a Netherlands public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) with corporate seat in Veldhoven, The Netherlands (the “Issuer”). The Notes are the subject of a fiscal agency agreement dated 13 June 2017 (as amended or supplemented from time to time, the “Fiscal Agency Agreement”) and made between the Issuer, Deutsche Bank AG London Branch as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes).
2.	REFERENCES TO CONDITIONS
Any reference herein to the “Conditions” is to the terms and conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.
3.	PROMISE TO PAY
3.1	Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, its principal amount on 13 June 2017 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any Additional Amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
3.2	Principal Amount

The principal amount of Notes represented by this Global Note shall be the principal amount initially entered by or on behalf of the Issuer in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes).
4.	NEGOTIABILITY
This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.
5.	EXCHANGE
This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Notes in definitive form (“Definitive Notes”) in substantially the form set out in the Schedule 3 (Form of Definitive Note and Coupon) to the Fiscal Agency Agreement if either of the following events occurs:
(a)	Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or
(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.
6.	DELIVERY OF DEFINITIVE NOTES
Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, duly authenticated and with interest coupons (“Coupons”) attached, in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Fiscal Agent within 30 days of the bearer requesting such exchange.
7.	FAILURE TO DELIVER DEFINITIVE NOTES OR TO REPAY
If:
(a)	Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Definitive Notes) above by 5.00 p.m. (Amsterdam time) on the thirtieth day after the bearer has requested exchange of this Global Note for Definitive Notes; or
(b)	this Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Global Note on the due date for payment, then as from the start of the first day on which banks in Amsterdam are open for business following such event, (the “Relevant Time”), each Relevant Account Holder (which, for the purpose hereof, shall be deemed to be the Noteholder as referred to in Condition 8 (Events of Default)) shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder (as defined below) would have had if, immediately before, the Relevant Time it held and owned duly executed and authenticated Definitive Notes and Coupons in respect of each underlying Note represented by this Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System (as defined below) at the Relevant Time including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes other than payments corresponding to any already made under this Global Note. No further action shall be required on the part of any person in order for Direct Rights to be acquired as contemplated hereinbefore and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the terms and conditions of the relevant Definitive Notes as if they had been specifically incorporated in this Global Note other than the right to receive payments corresponding to any already made under this Global Note. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.
The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holder(s) and the number of Notes to which each Relevant Account Holder is entitled at the Relevant Date and, accordingly, of the identity of the creditors of the Direct Rights of each creditor. For this purpose, a statement issued by the Relevant Clearing System stating:
(a)	the name of the Relevant Account Holder;
(b)	the number of Notes as credited to the securities account of the Relevant Account Holder at the Relevant Date; and
(c)	any amount paid on by the Relevant Clearing System to the Relevant Account Holder in respect of each Note, shall be conclusive evidence of the Relevant Account Holder’s entitlement on the Relevant Clearing System’s records at the Relevant Date.
Each Relevant Account Holder shall — where applicable — have the right to assign Direct Rights recorded in his name to a third party, including the legal person who or which has an interest in this Global Note. Such legal person shall be obliged to accept the assignment, as a result of which the legal person in question will acquire a direct claim against the Issuer.
All payments made by the Issuer under the Direct Rights to a Relevant Account Holder or to the person(s) to which any of the Direct Rights shall have been legally assigned shall be deemed to be a payment to the holder of interests in this Global Note and to that extent shall operate as full and final discharge of the Issuer against both the holder of this Global Note and the Relevant Account Holders.
To the extent required, the rights of the Relevant Holders hereunder will come into existence at the time that the relevant entry is made with the Relevant Clearing System and the Relevant Account Holder has become aware of this stipulation of rights in its favour and has not immediately rejected the same.
“Relevant Clearing System” means Euroclearm and Clearstream, Luxembourg.
“Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time.
8.	WRITING DOWN
On each occasion on which:
(a)	a payment of principal is made in respect of this Global Note;
(b)	Definitive Notes are delivered; or
(c)	Notes represented by this Global Note are to be cancelled in accordance with Condition 5(f) (Redemption and Purchase — Cancellation),
the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes so delivered or cancelled and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered.
9.	WRITING UP
9.1	Initial Exchange
If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure is entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered.
9.2	Subsequent Exchange

If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered.

10.	PAYMENTS

10.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that details of such payment shall be entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid.

10.1	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

11.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons.

12.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control) (the “Put Option”), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice, give written notice of such exercise to the Fiscal Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

13.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 5(d) (Redemption at the option of the Issuer) in relation to some but less than all of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will be selected in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amount, at their discretion).
14.	NOTICES

Notwithstanding Condition 14 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 14 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg, except that, for so long as the Notes are admitted to trading on the Luxembourg Stock Exchange and it is a requirement of applicable law or regulations, such notices shall be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg d’Wort) or published on the website if the Luxembourg Stock Exchange (www.bourse.lu)).

15.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG London Branch as fiscal agent.

16.	GOVERNING LAW

This Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands.

Articles 229(e) to 229(k) of The Netherlands’ Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.
AS WITNESS the manual signature of a duly authorised person on behalf of the Issuer.
ASML HOLDING N.V.

By:

(duly authorised)

ISSUED as of 13 June 2007
AUTHENTICATED for and on behalf of
DEUTSCHE BANK AG LONDON BRANCH
as fiscal agent
without recourse, warranty or liability

By:

(duly authorised)

Schedule One to the Permanent Global Note
PAYMENTS, EXCHANGES AGAINST TEMPORARY GLOBAL NOTE, DELIVERY
OF DEFINITIVE NOTES AND CANCELLATION OF NOTES

		Principal	Aggregate
Date of		amount of	principal	Aggregate
payment,		Temporary	amount of	principal	New principal
exchange,	Amount of	Global Note	Definitive	amount of	amount of
delivery or	interest then	then	Notes then	Notes then	this Global	Authorised
cancellation	paid	exchanged	delivered	cancelled	Note	signature

Schedule Two to the Permanent Global Note
TERMS AND CONDITIONS OF THE NOTES
[to be inserted from Schedule 4 of the Fiscal Agency Agreement]

SCHEDULE 3
FORM OF DEFINITIVE NOTE AND COUPON
FORM OF DEFINITIVE NOTE
[On the face of the Note:]
EUR [denomination]
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75% Notes due 2017
This Note is one of a series of 5.75% notes due 2017 (the “Notes”) in the denominations of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000 and in the aggregate principal amount of EUR 600,000,000 issued by ASML Holding N.V., a Netherlands public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) with corporate seat in Veldhoven, The Netherlands (the “Issuer”).
The Issuer, for value received, promises to pay to the bearer the principal sum of
([ • ])
on 13 June 2017, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the “Conditions”), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any Additional Amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
Interest is payable on the above principal sum at the rate of 5.75 per cent. per annum, payable annually in arrear on 13 June of each year, all subject to and in accordance with the Conditions.
This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Deutsche Bank AG London Branch as fiscal agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.
ASML HOLDING N.V.

By:

[facsimile signature]
(duly authorised)
ISSUED as of 13 June 2007
AUTHENTICATED for and on behalf of
Deutsche Bank AG London Branch
as fiscal agent
without recourse, warranty or liability

By:

[manual signature]
(duly authorised)

[On the reverse of the Note:]
TERMS AND CONDITIONS
As set out in the Schedule 4 to the Fiscal Agency Agreement
[At the foot of the Terms and Conditions:]
FISCAL AGENT
Deutsche Bank AG London Branch
Winchester House
1 Great Winchester Street
London EC2N 2 DB
England
PAYING AGENT
Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
Luxembourg L-1115

FORM OF COUPON
[On the face of the Coupon:]
ASML HOLDING N.V.
EUR 600,000,000 5.75% Notes due 2017
Coupon for EUR[amount of interest payment] due on [interest payment date].
Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[On the reverse of the Coupon:]
Fiscal Agent: Deutsche Bank AG London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2 DB, England
Paying Agent: Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, Luxembourg L-1115

SCHEDULE 4
TERMS AND CONDITIONS OF THE NOTES
The EUR 600,000,000 5.75 per cent. Notes due 2017 (the “Notes”, which expression includes any further notes issued pursuant to Condition 13 (Further issues) and forming a single series therewith) of ASML Holding N.V., a Netherlands public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) with corporate seat in Veldhoven, The Netherlands (the “Issuer”) are the subject of a fiscal agency agreement dated 13 June 2007 (as amended or supplemented from time to time, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes). Certain provisions of these Conditions are summaries of the Agency Agreement and subject to its detailed provisions. The holders of the Notes (each a “Noteholder” and together, the “Noteholders”) and the holders of the related interest coupons (the “Couponholders” and the “Coupons”, respectively) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. Copies of the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Offices (as defined in the Agency Agreement) of each of the Paying Agents, the initial Specified Offices of which are set out below.
1.	FORM, DENOMINATION AND TITLE
The definitive Notes are in bearer form in the denominations of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000, with Coupons attached at the time of issue. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder.
2.	STATUS
The Notes constitute direct, unsecured, unconditional and unsubordinated obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, save for such obligations as may be preferred by mandatory provisions of law.
3.	NEGATIVE PLEDGE
So long as any Note remains outstanding (as defined in the Agency Agreement),
(a)	the Issuer will not secure by mortgage, lien, pledge or other security interest upon the whole or part of its assets or revenues any present or future Public Debt (as defined below) of the Issuer or any Subsidiary; and

(b)	the Issuer shall procure that none of its Subsidiaries will secure by mortgage, lien, pledge or other security interest upon the whole or part of its assets or revenues any present or future Public Debt (as defined below) of the Issuer or any Subsidiary, without at the same time securing the Notes equally and rateably with such Public Debt or providing such other security as the Noteholders may approve by Extraordinary Resolution (as defined in the Agency Agreement).
For the purpose of this Condition 3 (Negative Pledge) “Public Debt” means any loan, debt, guarantee or other obligation which is represented by bonds or notes or other securities which have an initial life exceeding two years and which as of its date of issue is a type of security which is capable of being listed on any stock exchange or over-the-counter or other generally recognised securities market but, for the avoidance of doubt, excluding any debt that is in the nature of a loan from a bank or other lender, whether or not such debt is traded, singly or in combination with other indebtedness.
In these Conditions:
“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality; and
“Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):
(a)	whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(b)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person.
4.	INTEREST
The Notes bear interest from 13 June 2007 (the “Issue Date”) at the rate of 5.75 per cent. per annum, (the “Rate of Interest”) payable in arrear on 13 June in each year (each, an “Interest Payment Date”), subject as provided in Condition 6 (Payments).
Each Note will cease to bear interest from and including the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are, upon due presentation, paid and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
If interest is required to be paid in respect of a Note for a period of less than a full year, it shall be calculated by applying the Rate of Interest to the principal amount of such Note,

multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), where:
“Day Count Fraction” means, in respect of any period, the number of days in the relevant period, from (and including) the first day in such period to (but excluding) the last day in such period, divided by the number of days in the Regular Period in which the relevant period falls; and
“Regular Period” means each period from (and including) the most recent Interest Payment Date (or, if none, the Issue Date) to (but excluding) the next Interest Payment Date.
5.	REDEMPTION AND PURCHASE
(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on 13 June 2017, subject as provided in Condition 6 (Payments).

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their principal amount, together with interest accrued to the date fixed for redemption, if:
(i)	the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 11 June 2007; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;
provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.
Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent:
(A)	a certificate signed by two managing directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and

(B)	an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

Upon the expiry of any such notice as is referred to in this Condition 5(b) (Redemption for tax reasons), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5(b) (Redemption for tax reasons).
(c)	Redemption at the option of Noteholders upon a Change of Control: Upon the occurrence of a Put Event (as defined below) each Noteholder will have the option (the “Put Option”) to require the Issuer to redeem such Note on the Put Settlement Date (as defined below) at a price equal to 101 per cent. of its principal amount together with interest accrued to (but excluding) such date.
Within 10 days after the Issuer becoming aware that a Put Event has occurred, the Issuer shall give notice (a “Put Event Notice”) to the Noteholders in accordance with Condition 14 (Notices), specifying the details relating to the occurrence of the Put Event and the procedure for the exercise of the Put Option.
In order to exercise the Put Option, the holder of a Note must, not later than 30 Business Days after the Put Event Notice is given (the “Put Period”), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed put option notice (a “Put Option Notice”) in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a “Put Option Receipt”) to the depositing Noteholder. On the Business Day following the end of the Put Option Period the Fiscal Agent shall notify the Issuer in writing of the results of the exercise of the Put Option specifying the aggregate principal amount of the Notes that have been validly delivered to be redeemed in accordance with the Put Option. Provided that the Notes that are the subject of any such Put Option Notice have been delivered to the Fiscal Agent or a Paying Agent prior to the expiry of the Put Period, then the Issuer shall redeem all such Notes on the date falling five Business Days after the expiration of the Put Period (the “Put Settlement Date”).
In these Conditions, “Business Day” means any day (i) other than a Saturday or a Sunday or a day on which banking institutions in Amsterdam and London are generally authorised or obligated by law or regulations to close and (ii) on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) system (the “Target System”) is operating and the clearing systems are generally open for business
No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 5(c) (Redemption at the option of Noteholders upon a change of control), may be withdrawn; provided, however, that if, prior to the Put Settlement Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Put Settlement Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 5(c) (Redemption at the option of Noteholders upon a change of control), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.
In this Condition 5(c) (Redemption at the option of Noteholders upon a change of control)a “Put Event” shall be deemed to have occurred each time (a) a Change of Control occurs and (b) within the Change of Control Period a Rating Downgrade occurs in respect of that Change of Control or, as the case may be, potential Change of Control.
A “Change of Control” in respect of the Issuer shall be deemed to have occurred each time:
(i)	Control of the Issuer is acquired or deemed to be held by a Person or any Persons acting in concert which at 11 June 2007 does or do not have (and would not be deemed to have) such Control; or

(ii)	the Issuer consolidates with or merges into any other corporation (unless the shareholders of the Issuer immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same relative proportions as their ownership of the share capital immediately before such transaction), provided however a Change of Control will not be deemed to have occurred solely as a result of (x) the issuance or transfer, with the cooperation of the supervisory board (raad van commissarissen) or the management board (raad van bestuur) of the Issuer or the Issuer’s shareholders, as applicable, of any preferred shares in the Issuer’s share capital; or (y) the Issuer’s abandoning, limiting or changing the “structure regime” upon the proposal of the management board of the Issuer and approval by the supervisory board of the Issuer or the Issuer’s shareholders, as applicable.
“Control” means (a) beneficial ownership of 51 per cent. or more of the ordinary shares of the Issuer or (b) control of or right to otherwise control the affairs and policies of the Issuer or its business (whether as the result of the acquisition of assets or otherwise).
A “Rating Downgrade” shall be deemed to have occurred in respect of a Change of Control if:
(i)	within the Change of Control Period:
(a)	the investment grade credit rating (Baa3/BBB-, or equivalent, or better) assigned to the Notes by any Rating Agency is (x) either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) or withdrawn and (y) is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(b)	the non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) assigned to the Notes by any Rating Agency is (x) downgraded by one or more notches (for illustration, Ba1/BB+ to Ba2/BB being one notch) or withdrawn and (y) is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or
(c)	the Notes have no credit rating, and no Rating Agency assigns within the Change of Control Period an investment grade credit rating to the Notes (unless the Issuer is unable to obtain such a rating within such period having used all reasonable endeavours to do so and such failure is unconnected to the Change of Control), provided that if on the Relevant Announcement Date the Notes carry a credit rating from more than one rating agency, at least one of which is investment grade, then subparagraph (a) will apply; and
(ii)	in making the relevant decision(s) referred to in (a) and (b) above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer, the Fiscal Agent or any Noteholder, that such decision(s) resulted directly, in whole or to a significant degree, from the occurrence of the Change of Control or, as the case may be, potential Change of Control, provided that if the rating designations employed by any Rating Agency are changed from those in force at the time of the Issue Date, the Issuer shall determine the rating designations of such Rating Agency as are most equivalent to the prior rating designations of such Rating Agency and this Condition 5(c) (Redemption at the option of Noteholders upon a change of control) shall be read accordingly.
“Rating Agencies” means Moody’s Investors Service, Inc and / or Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. and / or Fitch Ratings and their respective successors or affiliates and / or any other rating agency of equivalent international standing specified from time to time by the Issuer which has a current rating of Notes at any relevant time (each a “Rating Agency”).
“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control, or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, under consideration for rating by a rating agency, such period not to exceed 90 days after the public announcement of such consideration.
“Relevant Announcement Date” means the earlier of (x) the date of the first public announcement of the relevant Change of Control; and (y) the date of the first public announcement or statement by the Issuer, any actual or potential bidder or any advisor thereto relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.
(d)	Redemption at the option of the Issuer: The Notes may be redeemed at the option of the Issuer in whole or in part on any date (each, a “Call Settlement Date”) on the Issuer’s giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes on the relevant Call

Settlement Date) at an amount (the “Early Redemption Amount”) equal to the principal amount of the Notes plus accrued interest to the relevant Call Settlement Date plus the Applicable Premium.
For the purpose of this Condition 5(d) (Redemption and Purchase):
“Applicable Premium” means, with respect to any Note on any Call Settlement Date, the greater of:
(i) 1.0 per cent. of the principal amount of the Note; or
(ii) the excess of:
(A)	the present value at such Call Settlement Date of (i) the principal amount of the Notes at maturity plus (ii) all required interest payments due on the Note through 13 June 2017 (excluding accrued but unpaid interest to the Call Settlement Date), computed using a discount rate equal to the Bund Rate as of the third Business Day prior to such Call Settlement Date plus 50 basis points; over

(B)	the principal amount of the Note, if greater.
“Bund Rate” means, with respect to any Call Settlement Date, the rate per annum equal to the equivalent yield to maturity as of the third Business Day prior to such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price on such date of determination, where:
(i)	“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Call Settlement Date to 13 June 2017 and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to 13 June 2017; provided, however, that, if the period from such Call Settlement Date to 13 June 2017 is less than one year, a fixed maturity of one year shall be used;

(ii)	“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations or, if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(iii)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer; and

(iv)	“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at or about 3:30 p.m. Frankfurt, Germany time on the third business day (being for this purpose a day on which banks are open for business in Frankfurt and London) preceding the relevant date.
(e)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(f)	Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

6.	PAYMENTS

(a)	Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by transfer to a Euro account (or other account to which Euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the Target System.

(b)	Interest: Payments of interest shall, subject to paragraph (f) (Payments other than in respect of matured Coupons) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) (Principal) above.

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(d)	Deduction for unmatured Coupons: If a Note is presented without all unmatured Coupons relating thereto, then:
(i)	if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:
(A)	so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B)	a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.
Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) (Principal) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons. No payments will be made in respect of void coupons.
(e)	Payments on Business Days: If the due date for payment of any amount in respect of any Note or Coupon is not a Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.
(f)	Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States.
(g)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.
7.	TAXATION
All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of The Netherlands or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required (the “Additional Amounts”), except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:
(a)	by or on behalf of a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with The Netherlands other than the mere holding of the Note or Coupon; or

(b)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a member state of the European Union; or

(d)	more than 30 days after the Relevant Date except to the extent that the holder of such Note or Coupon would have been entitled to such Additional Amounts on presenting such Note or Coupon for payment on the last day of such period of 30 days.
In these Conditions, “Relevant Date” means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.
Any reference in these Conditions to principal or interest shall be deemed to include any Additional Amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 (Taxation).
If the Issuer becomes subject at any time to any taxing jurisdiction other than The Netherlands references in these Conditions to The Netherlands shall be construed as references to The Netherlands and/or such other jurisdiction.
8.	EVENTS OF DEFAULT
If any of the following events occurs:
(a)	Non-payment: the Issuer fails to pay any amount of principal or interest in respect of the Notes within 15 days of the due date for payment thereof; or
(b)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes and such default remains unremedied for 30 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the Specified Office of the Fiscal Agent; or

(c)	Cross-acceleration of Issuer or Subsidiary:
(i)	any Indebtedness of the Issuer or any of its Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)	any such Indebtedness becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or (as the case may be) the relevant Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness provided that the same is not remedied within 15 Business Days after such event occurs; or

(iii)	the Issuer or any of its Subsidiaries fails to pay any amount payable by it under any Guarantee of any Indebtedness when due or (as the case may be) within any originally applicable grace period;
provided that (A) the obligation in respect of such non-payment is not being disputed in good faith by the Issuer or any of its Subsidiaries and (B) the amount of Indebtedness referred to in subparagraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub-paragraph (iii) above individually or in the aggregate exceeds EUR 20,000,000 (or its equivalent in any other currency or currencies); or

(d)	Unsatisfied judgment: one or more final judgment(s) or final order(s) for the payment of any amount/an amount in excess of EUR 20,000,000 (or its equivalent in any other currency or currencies) is rendered against the Issuer or any of its Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(e)	Insolvency, etc: (i) the Issuer or any of its Material Subsidiaries takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any Guarantee of any Indebtedness given by it, (ii) the Issuer or any of its Material Subsidiaries becomes bankrupt (wordt failliet verklaard) or subject to a moratorium of payments (surseance van betaling) or (iii) the Issuer or any of its Material Subsidiaries ceases or threatens to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(f)	Winding up, etc: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Material Subsidiaries (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent), then any Note may, by written notice addressed by the holder thereof to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, be declared immediately due and payable, whereupon it shall become immediately due and payable at its principal amount together with accrued interest without further action or formality.
In this Condition 8 (Events of Default):
“Guarantee” means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):
(a)	any obligation to purchase such Indebtedness;

(b)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

(c)	any indemnity against the consequences of a default in the payment of such Indebtedness; and

(d)	any other agreement to be responsible for such Indebtedness;
“Indebtedness” means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:
(a)	amounts raised by acceptance under any acceptance credit facility;

(b)	amounts raised under any note purchase facility;

(c)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(d)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

(e)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;
“Material Subsidiary” at all times shall mean a Subsidiary of the Issuer:
(a)	whose gross revenues attributable to the Issuer (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent not less than 5 per cent. of the consolidated gross revenues of the Issuer and its Subsidiaries taken as a whole attributable to the shareholders of the Issuer, or, as the case may be, consolidated total assets of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of the Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries; or

(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately before the transfer is a Material Subsidiary, all as more particularly defined in the Agency Agreement.
A report of the Issuer signed by two managing directors that in its opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.
9.	PRESCRIPTION
Claims in respect of the Notes and Coupons shall become void unless the relevant Notes are presented for payment within five years of the appropriate Relevant Date.
10.	REPLACEMENT OF NOTES AND COUPONS
If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Fiscal Agent and the Paying Agent having its Specified Office in Luxembourg, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.
11.	PAYING AGENTS
In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.
The initial Paying Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor fiscal agent and additional or successor paying agents; provided, however, that the Issuer shall at all times maintain (a) a fiscal agent, (b) a paying agent in Luxembourg and (c), if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is brought into force, a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or any law implementing or complying with, or introduced to conform to, such Directive.
Notice of any change in any of the Paying Agents or in their Specified Offices shall promptly be given to the Noteholders.
12.	MEETINGS OF NOTEHOLDERS; MODIFICATION

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes or to change the quorum requirements relating to meetings or the number of votes required to pass an Extraordinary Resolution (each, a “Reserved Matter”)) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification: The Issuer may make amendments to the Notes and these Conditions without the consent of the Noteholders or the Couponholders that are (i) not prejudicial to the interests of the Noteholders, (ii) of a formal, minor or technical nature or (iii) made to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

13.	FURTHER ISSUES

The Issuer may from time to time, without the consent of the Noteholders or the Couponholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

14.	NOTICES

Notices to the Noteholders shall be valid if published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxembourg d’Wort) and/or on the website of the Luxembourg Stock Exchange (www.bourse.lu). Any such notice shall be deemed to have been given on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

15.	GOVERNING LAW AND JURISDICTION

The Notes and the Coupons are governed by, and will be construed in accordance with, the laws of The Netherlands.

The Issuer agrees for the benefit of the Noteholders and the Couponholders that the courts of Amsterdam, The Netherlands are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and that accordingly any suit, action or proceedings arising thereout or in connection therewith (together referred to as “Proceedings”) may be brought in the courts of The Netherlands.

The Issuer irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of Amsterdam, The Netherlands and any claim that any Proceedings have been brought in an inconvenient forum and has further irrevocably and unconditionally agreed that a judgment in any Proceedings brought in the courts of The Netherlands shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction.

The submission to the jurisdiction of the courts of The Netherlands referred to above shall not (and shall not be construed so as to) limit the right of any Noteholder or Couponholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

There will appear at the foot of the Conditions endorsed on each Note in definitive form the names and Specified Offices of the Fiscal Agent and the Paying Agents as set out at the end of this Offering Memorandum.

SCHEDULE 5
PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS
1.	Definitions

In this Agreement and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:
(a)	certifying that certain specified Notes (the “deposited Notes”) have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:
(i)	the conclusion of the Meeting; and

(ii)	the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer;
(b)	certifying that the depositor of each deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)	listing the total number and (if in definitive form) the certificate numbers of the deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the deposited Notes in accordance with such instructions;
“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);
“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by not less that three quarters of the votes cast;
“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);
“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:
(a)	any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for lack of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;
“Relevant Fraction” means:
(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;
provided, however, that, in the case of a Meeting which has resumed after adjournment for lack of a quorum it means:
(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;
“Reserved Matter” means any proposal:
(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the principal amount of Notes required to pass an Extraordinary Resolution; or

(e)	to amend this definition;
“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;
“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)	that certain specified Notes (the “deposited Notes”) have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:
(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and
(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Notes;
“Written Resolution” means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue of Voting Certificates and Block Voting Instructions

The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to deposit/release of Notes

Where Notes are represented by the Temporary Global Note and/or the Permanent Global Note, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Validity of Block Voting Instructions

A Block Voting Instruction shall be valid only if it is deposited at the Specified Office of the Fiscal Agent, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting. The Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	Convening of Meeting

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

6.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and/or the Permanent Global Note, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:
(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer so decides; and

(ii)	no Meeting may be adjourned more than once for lack of a quorum.
10.	Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:
(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.
It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:
(a)	Voters;

(b)	representatives of the Issuer and the Fiscal Agent;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Fiscal Agent; and

(e)	any other person approved by the Meeting.
13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular number of votes, rejected or rejected by a particular number of votes shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:
(a)	on a show of hands, one vote; and

(b)	on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by him by the unit of currency in which the Notes are denominated.
       In the case of a voting tie the Chairman shall have a casting vote.
Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.
16.  Validity of Votes by Proxies
Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for lack of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.
17.  Powers
A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person :
(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

(d)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or any act or omission which might otherwise constitute an event of default under the Notes;

(e)	to authorise the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(f)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(g)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.
18. Extraordinary Resolution binds all holders
An Extraordinary Resolution shall be binding upon all Noteholders and holders of Coupons whether or not present at such Meeting and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.
19. Minutes
Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
20. Written Resolution
A Written Resolution shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 6
FORM OF PUT OPTION NOTICE
To: [Paying Agent]
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75% Notes due 2017
PUT OPTION NOTICE
OPTION 1 (DEFINITIVE NOTES) - [complete/delete as applicable]
By depositing this duly completed Notice with the above Paying Agent for the above Notes (the “Notes”) in accordance with Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control of the Terms and Conditions of the Notes), the undersigned holder of the Notes specified below and deposited with this Put Option Notice exercises its option to have such Notes redeemed in accordance with Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control) on [[relevant Put Settlement Date]/the Put Settlement Date falling in [relevant month and year]].
This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	Denomination

OPTION 2 (PERMANENT GLOBAL NOTE) - [complete/delete as applicable]
By depositing this duly completed Notice with the above Paying Agent for the above Notes (the “Notes”) in accordance with Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control) of the Terms and Conditions of the Notes and the terms of the Permanent Global Note issued in respect of the Notes, the undersigned holder of the Permanent Global Note exercises its option to have [currency] [amount] of the Notes redeemed accordance with Condition 5(c) (Redemption at the option of Noteholders upon a Change of Control) on [the Put Settlement Date falling in [relevant month and year]].
[END OF OPTIONS]
Payment should be made by transfer to [details of the relevant account maintained by the payee] with [name and address of the relevant bank].]

All notices and communications relating to this Put Option Notice should be sent to the address specified below.

Name of holder:

Contact details:

Signature

of holder:

Date:

[To be completed by Paying Agent:]

Received by:

[Signature and stamp of Paying Agent:]

At its office at

On

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 7
FORM OF PUT OPTION RECEIPT
ASML HOLDING N.V.
(incorporated under the laws of The Netherlands as a public company with limited liability)
EUR 600,000,000
5.75% Notes due 2017
PUT OPTION RECEIPT
We hereby acknowledge receipt of a Put Option Notice relating to the Note(s) having the certificate number(s) and denomination(s) set out below. We will hold such Note(s) in accordance with the terms of the Terms and Conditions of the Notes and the Fiscal Agency Agreement dated 13 June 2007 relating thereto.
In the event that, pursuant to such Terms and Conditions and the Fiscal Agency Agreement, the depositor of such Note(s) becomes entitled to their return, we will return such Definitive Note(s) to the depositor against presentation and surrender of this Put Option Receipt.

Certificate Number	Denomination

Dated: [date]

[PAYING AGENT]

By:

duly authorised

SCHEDULE 8
SPECIFIED OFFICES OF THE PAYING AGENTS
The Fiscal Agent:
Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2 DB
England
Fax: + 44 207 547 6149
Attention: Trust and Securities Services
The other Paying Agent:
Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
Luxembourg L-1115
Fax: +352 473 136
Attention: Coupon Paying Department

SIGNATURES
The Issuer
ASML HOLDING N.V.
By: /s/ R.F.M.C. Breukers

The Fiscal Agent
DEUTSCHE BANK AG LONDON BRANCH
By: /s/ Robert Ebb and Sue Ferguson

The Other Paying Agent
DEUTSCHE BANK LUXEMBOURG S.A.
By: /s/ Robert Ebb and Sue Ferguson